Exhibit 23.2




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ampex Corporation for the registration of 720,000 shares of its common stock and to the incorporation by reference therein of our reports dated July 14, 1998 and August 24, 1998, with respect to the consolidated financial statements of MicroNet Technology, Inc. included in Ampex Corporation's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on October 16, 1998.



                                                     /s/  Ernst & Young LLP



Orange County, California
November 3, 1998